Exhibit 99.1

NEWS RELEASE

For Release on November 9, 2015	Contact: Steven D. Lance
4:02 PM (ET)	Vice President of Finance/Chief Financial Officer
slance@gigatronics.com
(925) 302-1056

Giga-tronics Reports Second Quarter FY 2016 Results

San Ramon, CA – November 9, 2015 – Giga-tronics Incorporated (Nasdaq: GIGA) reported today net sales for the second quarter of fiscal 2016 of $3.1 million, a 39% decrease as compared to $5.1 million for the second quarter of fiscal 2015. Net sales for the six month period ended September 26, 2015 were $7.4 million, a decrease of 23%, compared to $9.6 million for the six month period ended September 27, 2014. The decreases in net sales are primarily due to the winding down of a $6.2 million nonrecurring YIG engineering (NRE) order, a decrease in the size of the Navy 8003 orders, from $2.4 million in fiscal 2015 to $1.5 million in fiscal 2016, and delays in the second quarter of fiscal 2016 of shipments due to late arriving materials from our suppliers and technical issues associated with the new Advanced Signal Generator.

Net loss for the second quarter of fiscal 2016 was $1.3 million, or $0.20 per fully diluted common share. This compares to a net income for the second quarter of fiscal 2015 of $93,000, or $0.01 per fully diluted common share. Net loss for the six month period ended September 26, 2015 was $1.9 million, or $0.30 per fully diluted common share. This compares to a net loss of $350,000, or $0.07 per fully diluted common share for the six month period ended September 27, 2014. The net losses were primarily due to the decreases in net sales.

Non-GAAP net loss for the second quarter of fiscal 2016 was $1.2 million, or $0.18 per fully diluted common share, compared to a non-GAAP net income for the second quarter of fiscal 2015 of $262,000, or $0.03 per fully diluted common share. Non-GAAP net loss for the six month period ended September 26, 2015 was $1.3 million, or $0.21 per fully diluted common share, compared to a non-GAAP net income for the six month period ended September 27, 2014 of $120,000, or $0.01 per fully diluted common share. Non-GAAP net loss excludes non-cash expenses associated with the derivative revaluation and discount accretion of debt and warrant agreements as well as stock-based compensation (1).

Mr. John Regazzi, the Company's CEO stated, “Our revenue target for the second quarter of fiscal 2016 was heavily dependent upon shipments of the new Advanced Signal Generator and RADAR filters for military aircraft as we continue to focus on the electronic warfare segment and move away from our traditional markets. New customer wins and the first high volume orders for the Advanced Signal Generator have now confirmed customer praise for this new systemic approach to electronic warfare simulation. After temporary delays due to material shipments and technical issues, planned second quarter deliveries resumed early in the current quarter, including multiple units of the Advanced Signal Generator.”

Giga-tronics previously announced on October 26, 2015 a lapse in AS9100C certification of its Supplier Quality Management System. Certification did not impact sales in the second quarter of fiscal 2016, but could impact future orders and shipments if the Company does not regain AS9100C certification or reach other satisfactory arrangements with those customers requiring such certification. Mr. Regazzi concluded, “We continue to work diligently on regaining AS9100C certification, and we have been working with customers on other measures that can, or will, be taken to support shipments during this lapse.”

Giga-tronics will host a conference call today at 4:30 p.m. ET to discuss the second quarter results. To participate in the call, dial (888) 424-8151 or (847) 585-4422, and enter PIN Code 9178731#. The call will also be broadcast over the internet at www.gigatronics.com under "Investor Relations." The conference call discussion reflects management's views as of November 9, 2015.

 This press release contains forward-looking statements concerning operating results, future orders, and sales of new products, long term growth, shipments, quality control certification and customer acceptance of new products. Actual results may differ significantly due to risks and uncertainties, such as: delays in customer orders for the new Advanced Signal Generation System and our ability to manufacture it, receipt or timing of future orders, cancellations or deferrals of existing or future orders, our need for additional financing, probable delisting from trading on the NASDAQ Capital Market and moving to the OTCQB marketplace; the volatility in the market price of our common stock; the ability to regain AS9100C or substantially equivalent certification; and general market conditions.  For further discussion, see Giga-tronics' most recent annual report on Form 10-K for the fiscal year ended March 28, 2015 Part I, under the heading "Risk Factors" and Part II, under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations".

(1) Non-GAAP net loss and non-GAAP loss per common share, differ from net loss and loss per common share determined in accordance with GAAP (Generally Accepted Accounting Principles in the United States). Non-GAAP net loss and non-GAAP loss per common share for the three and six month periods ended September 26, 2015 exclude the effects of the revaluation of the derivative liability as well as the accretion of the discounts on debt notes entered into in March and June of 2014. These numbers also exclude the impact of Stock Based Compensation. These non-GAAP financial measures are not prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A schedule reconciling non-GAAP financial measures is included in the financial information appearing at the end of this press release. Giga-tronics utilizes both GAAP and non-GAAP financial measures to assess what it believes to be its core operating performance to evaluate and manage its internal business and to assist in making financial operating decisions. Giga-tronics believes that the inclusion of non-GAAP financial measures, together with GAAP measures, provides investors with an alternative presentation useful to investors' understanding of Giga-tronics’ core operating results and trends. Additionally, Giga-tronics believes that the inclusion of non-GAAP measures, together with GAAP measures, provides investors with an additional dimension of comparability to similar companies. However, investors should be aware that non-GAAP financial measures utilized by other companies are not likely to be comparable in most cases to the non-GAAP financial measures used by Giga-tronics.

GIGA-TRONICS INCORPORATED CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In thousands, except share data)	September 26, 2015	March 28, 2015
Assets
Current assets:
Cash and cash-equivalents	$748	$1,170
Trade accounts receivable, net of allowance of $45, respectively	2,035	2,354
Inventories, net	4,367	3,365
Prepaid expenses and other current assets	273	373
Total current assets	7,423	7,262
Property and equipment, net	740	718
Other long term assets	100	74
Total assets	$8,263	$8,054
Liabilities and shareholders' equity
Current liabilities:
Line of credit	$950	$—
Current portion of long term debt	629	811
Accounts payable	1,877	973
Accrued payroll and benefits	738	678
Deferred revenue	1,374	1,127
Deferred rent	138	127
Capital lease obligations	42	69
Other current liabilities	432	501
Total current liabilities	6,180	4,286
Long term loan, net of discounts	101	392
Derivative liability, at estimated fair value	294	252
Long term obligations - deferred rent	39	111
Long term obligations - capital lease	115	58
Total liabilities	6,729	5,099

Shareholders' equity:
Convertible preferred stock of no par value;
Authorized - 1,000,000 shares Series A - designated 250,000 shares; no shares at September 26, 2015 and March 28, 2015 issued and outstanding	—	—
Series B, C, D - designated 19,500 shares; 18,533.31 shares at September 26, 2015 and March 28, 2015 issued and outstanding; (liquidation preference of $3,540 at September 26, 2015 and March 28, 2015)	2,911	2,911
Common stock of no par value;
Authorized - 40,000,000 shares; 6,725,281 shares at September 26, 2015 and 6,706,065 at March 28, 2015 issued and outstanding	20,489	19,975
Accumulated deficit	(21,866)	(19,931)
Total shareholders' equity	1,534	2,955
Total liabilities and shareholders' equity	$8,263	$8,054

GIGA-TRONICS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Month Periods Ended		Six Month Periods Ended
	September 26,	September 27,	September 26,	September 27,
(In thousands except per share data)	2015	2014	2015	2014
Net sales	$3,063	$5,110	$7,438	$9,618
Cost of sales	2,186	2,794	4,833	5,464
Gross margin	877	2,316	2,605	4,154

Operating expenses:
Engineering	819	962	1,565	1,891
Selling, general and administrative	1,349	1,241	2,804	2,268
Total operating expenses	2,168	2,203	4,369	4,159

Operating income/(loss)	(1,291)	113	(1,764)	(5)

Gain/(loss) on adjustment of derivative liability to fair value	110	103	47	(90)
Other expense	—	—	—	(2)
Interest expense:
Interest expense, net	(60)	(78)	(111)	(137)
Interest expense from accretion of loan discounts	(63)	(45)	(105)	(69)
Total interest expense	(123)	(123)	(216)	(206)
Income/(loss) before income taxes	(1,304)	93	(1,933)	(303)
Provision for income taxes	2	—	2	47
Net Earnings/(loss)	$(1,306)	$93	$(1,935)	$(350)

Loss per common share – basic	$(0.20)	$0.01	$(0.30)	$(0.07)
Loss per common share – diluted	$(0.20)	$0.01	$(0.30)	$(0.07)

Weighted average shares used in per share calculation:
Basic	6,472	5,178	6,361	5,145
Diluted	6,472	5,720	6,361	5,145

RECONCILATION OF NET LOSS TO NON-GAAP NET INCOME/(LOSS)
(Unaudited in thousands, except per share data)

	Three Month Periods Ended		Six Month Periods Ended
	September 26,	September 27,	September 26,	September 27,
	2015	2014	2015	2014
Net income/(loss)	$(1,306)	$93	$(1,935)	$(350)
Adjustments to reconcile net income/(loss) to non-GAAP net income/(loss):
Stock based compensation expense	198	227	533	311
(Gain)/loss on adjustment of derivative liability to fair value	(110)	(103)	(47)	90
Accretion of loan discounts	63	45	105	69
Non-GAAP net income/(loss)	$(1,155)	$262	$(1,344)	$120
Non-GAAP earnings/(loss) per common share-basic	$(0.18)	$0.04	$(0.21)	$0.02
Non-GAAP earnings/(loss) per common share- diluted	$(0.18)	$0.03	$(0.21)	$0.01
Shares used in the calculation of non-GAAP earnings/(loss) per share:
Basic	6,472	5,178	6,361	5,145
Diluted	6,472	5,720	6,361	5,145

GIGA-TRONICS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Month Periods Ended
	September 26,	June 27,	March 28,	December 27,
(In thousands except per share data)	2015	2015	2015	2014
Net sales	$3,063	$4,375	$4,325	$4,509
Cost of sales	2,186	2,647	2,344	2,637
Gross margin	877	1,728	1,981	1,872

Operating expenses:
Engineering	819	746	647	672
Selling, general and administrative	1,349	1,455	1,382	1,133
Total operating expenses	2,168	2,201	2,029	1,805

Operating income/(loss)	(1,291)	(473)	(48)	67

Gain/(loss) on adjustment of derivative liability to fair value	110	(63)	(17)	107
Other expense	—	—	(1,232)	—
Interest expense:
Interest expense, net	(60)	(51)	(55)	(62)
Interest expense from accretion of loan discounts	(63)	(42)	(38)	(45)
Total interest expense	(123)	(93)	(93)	(107)
Income/(loss) before income taxes	(1,304)	(629)	(1,390)	67
Provision for income taxes	2	—	—	—
Net income/(loss)	$(1,306)	$(629)	$(1,390)	$67

Earnings/(loss) per common share – basic	$(0.20)	$(0.10)	$(0.25)	$0.01
Earnings/(loss) per common share – diluted	$(0.20)	$(0.10)	$(0.25)	$0.01

Weighted average shares used in per share calculation:
Basic	6,472	6,251	5,616	5,208
Diluted	6,472	6,251	5,616	5,463

RECONCILATION OF NET INCOME/(LOSS) TO NON-GAAP NET INCOME/(LOSS)

(Unaudited in thousands, except per share data)

	Three Month Periods Ended
	September 26,	June 27,	March 28,	December 27,
	2015	2015	2015	2014
Net income/(loss)	$(1,306)	$(629)	$(1,390)	$67
Adjustments to reconcile net income/(loss) to non-GAAP net income/(loss):
Warrant charge expense	—	—	1,232	—
Stock based compensation expense	198	335	282	234
(Gain)/loss on adjustment of derivative liability to fair value	(110)	63	17	(107)
Accretion of loan discounts	63	42	38	45
Non-GAAP net income/(loss)	$1,155	$(189)	$179	$239
Non-GAAP earnings/(loss) per common share-basic	$(0.18)	$(0.10)	$0.03	$0.03
Non-GAAP earnings/(loss) per common share- diluted	$(0.18)	$(0.10)	$0.03	$0.03
Shares used in the calculation of non-GAAP earnings/(loss) per share:
Basic	6,472	6,251	5,616	5,208
Diluted	6,472	6,251	5,616	5,463